QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.7

NOTICE OF GUARANTEED DELIVERY
For Tender of American Depositary Shares
of
NABRIVA THERAPEUTICS AG
Pursuant to the Exchange Offer Document
Dated May 23, 2017

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE IMMEDIATELY AT 5:00 p.m.,
NEW YORK CITY TIME (11:00 p.m., AUSTRIA TIME), ON JUNE 23, 2017, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE "EXCHANGE OFFER EXPIRATION DATE").

        This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Exchange Offer (as defined below) if (i) Certificates evidencing American depositary shares ("Nabriva AG ADSs") of Nabriva Therapeutics AG ("Nabriva AG") are not immediately available, (ii) the procedure for book-entry transfer cannot be completed prior to the Exchange Offer Expiration Date or (iii) time will not permit all required documents to reach Computershare Trust Company, N.A. (the "Exchange Agent") prior to the Exchange Offer Expiration Date. This Notice of Guaranteed Delivery may be delivered by overnight courier or mailed to the Exchange Agent. See the section of the Exchange Offer Document sent to holders of Nabriva AG ADSs on May 23, 2017 (the "Exchange Offer Document") captioned "Details of the Exchange Offer—Tendering into the Exchange Offer."

By Mail:	By Facsimile Transmission:	By Overnight Courier:
Computershare c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	For Eligible Institutions Only: (617) 360-6810 For Confirmation Only Telephone: (781) 575-2332	Computershare c/o Voluntary Corporate Actions 250 Royall Street Suite V Canton, MA 02021

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON AN EXCHANGE OFFER TENDER FORM IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION (AS DEFINED IN THE SECTION OF THE EXCHANGE OFFER DOCUMENT CAPTIONED "DETAILS OF EXCHANGE OFFER—TENDERING INTO THE EXCHANGE OFFER") UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE EXCHANGE OFFER TENDER FORM.

The Eligible Institution that completes this Notice of Guaranteed Delivery must communicate the guarantee to the Exchange Agent and must deliver the Exchange Offer Tender Form (as defined below) or an Agent's Message (as defined in the section of the Exchange Offer Document captioned "Details of the Exchange Offer—Tendering into the Exchange Offer") and certificates for the Nabriva AG ADSs (or Book-Entry Confirmation, as defined in the section of the Exchange Offer Document captioned "Details of the Exchange Offer—Tendering into the Exchange Offer")) to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

 VOLUNTARY CORPORATE ACTIONS COY: NBRV

Ladies and Gentlemen:

        The undersigned hereby tenders, upon the terms and subject to the conditions set forth in the Exchange Offer Document and the related exchange offer tender form (as it may be amended or supplemented from time to time, the "Exchange Offer Tender Form" and, together with the Offer to Purchase, the "Exchange Offer"), receipt of which is hereby acknowledged, the number of Nabriva AG ADSs specified below, pursuant to the guaranteed delivery procedure set forth in the section of the Exchange Offer Document captioned "Details of the Exchange Offer—Tendering into the Exchange Offer."

Number of Nabriva AG ADSs and Certificate No(s)
(if applicable)

☐ Check here if Nabriva AG ADSs will be tendered by book-entry transfer.

Name of Tendering Institution:

DTC Account Number:

Dated:

Name(s) of Record Holder(s):

 (Please type or print)

Address(es):

(Zip Code)

Area Code and Tel. No.

(Daytime telephone number)

Signature(s):

Notice of Guaranteed Delivery

 VOLUNTARY CORPORATE ACTIONS COY: NBRV

 GUARANTEE

(Not to be used for signature guarantee)

        The undersigned, an Eligible Institution, hereby (i) represents that the tender of Nabriva AG ADSs effected hereby complies with Rule 14e-4 under the U.S. Securities Exchange Act of 1934, as amended, and (ii) guarantees a book-entry confirmation of the Nabriva AG ADSs tendered hereby, in proper form for transfer, together with a properly completed and duly executed Exchange Offer Tender Form, with any required signature guarantees or an Agent's Message (defined in the section of the Exchange Offer Document captioned "Details of the Exchange Offer—Tendering into the Exchange Offer"), and any other documents required by the Exchange Offer Tender Form, will be received by the Exchange Agent within three business days of the date hereof.

Name of Firm:

Address:

(Zip Code)

Area Code and Telephone No.:

(Authorized Signature)

Name:

(Please type or print)

Title:

Date:

NOTE: DO NOT SEND CERTIFICATES REPRESENTING TENDERED NABRIVA AG ADSS WITH THIS NOTICE. CERTIFICATES REPRESENTING TENDERED NABRIVA AG ADSS SHOULD BE SENT WITH YOUR EXCHANGE OFFER TENDER FORM.

 VOLUNTARY CORPORATE ACTIONS COY: NBRV

QuickLinks

VOLUNTARY CORPORATE ACTIONS COY: NBRV
VOLUNTARY CORPORATE ACTIONS COY: NBRV
GUARANTEE (Not to be used for signature guarantee)
VOLUNTARY CORPORATE ACTIONS COY: NBRV